                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant To Section 14(a) of the Securities
                   Exchange Act of 1934 (the "Exchange Act")

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ] Confidential, for Use of the
[X]  Definitive Proxy Statement                Commission Only (as permitted
[ ]  Definitive Additional Materials           by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      AMERICAN INDUSTRIAL PROPERTIES REIT
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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



                      AMERICAN INDUSTRIAL PROPERTIES REIT

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 27, 1998

                                 --------------

TO THE SHAREHOLDERS OF AMERICAN INDUSTRIAL PROPERTIES REIT:

         You are cordially invited to attend the Annual Meeting of Shareholders of American Industrial Properties REIT (the "Trust") to be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038, on May 27, 1998, at 9:00 a.m. Dallas time for the following purposes:

         1.      To elect seven Trust Managers.

         2. To ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1998.

         3. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

         Only holders of record of Common Shares of Beneficial Interest of the Trust on April 24, 1998 will be entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof.

         A copy of the Proxy Statement relating to the Annual Meeting accompanies this Notice of Annual Meeting of Shareholders. Each shareholder is urged to read the Proxy Statement in its entirety.

                             YOUR VOTE IS IMPORTANT

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF COMMON SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, YOU MAY ENSURE YOUR REPRESENTATION BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                              By Order of the Trust Managers



                                              Marc A. Simpson
                                        Secretary and Chief Financial Officer
6210 N. Beltline Road
Suite 170
Irving, Texas 75063
(972) 756-6000
April 23, 1998

                      AMERICAN INDUSTRIAL PROPERTIES REIT
                             6210 N. BELTLINE ROAD
                                   SUITE 170
                              IRVING, TEXAS  75063
                                 (972) 756-6000

                                  -----------

                                PROXY STATEMENT

                                  -----------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 27, 1998

                                  -----------

         This Proxy Statement is furnished in connection with the solicitation of Proxies by the Trust Managers of American Industrial Properties REIT, a Texas real estate investment trust (the "Trust"), for use at the Annual Meeting of Shareholders to be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038 at 9:00 a.m. Dallas time on May 27, 1998. Accompanying this Proxy Statement is the Proxy for the Annual Meeting, which you may use to indicate your vote as to each of the proposals described in this Proxy Statement. This Proxy Statement and the accompanying Proxy are first being mailed to shareholders on or about April 27, 1998. The Annual Report outlining the Trust's operations for the year ended December 31, 1997 is being mailed to shareholders together with this Proxy Statement.

         The close of business on April 24, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the record date, the Trust had outstanding 11,103,013 common shares of beneficial interest, $0.10 par value (the "Common Shares"), the only outstanding security of the Trust.

         At the Annual Meeting, action will be taken to: (i) elect seven Trust Managers to hold office until their successors, if any, are duly elected and qualified at the next annual meeting of shareholders; (ii) ratify the selection of Ernst & Young LLP as independent auditors for the Trust for the year ending December 31, 1998 (the "1998 Fiscal Year"); and (iii) transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

         A shareholder is entitled to cast one vote for each Common Share held on the record date on all matters to be considered at the Annual Meeting. Cumulative voting for the election of Trust Managers is not authorized by the Trust's Third Amended and Restated Declaration of Trust (the "Declaration of Trust").

         Shareholders are urged to sign the accompanying Proxy, and after reviewing the information contained in this Proxy Statement, to return the Proxy in the envelope enclosed for that purpose. Valid Proxies will be voted at the Annual Meeting and at any adjournments thereof in the manner specified therein. If no direction is given, but the Proxy is validly executed, such Proxy will be voted FOR proposals one and two. IN THEIR DISCRETION, THE PERSONS AUTHORIZED UNDER THE PROXIES WILL VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

         A shareholder may revoke his, her or its Proxy at any time before it is voted either by filing with the Secretary of the Trust at its principal executive office a written notice of revocation, by submitting a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his, her or its Common Shares in person.

         The holders of a majority of the Common Shares issued and outstanding and entitled to vote, present in person or represented by Proxy (5,551,507 Common Shares), shall constitute a quorum for the transaction of business at the Annual Meeting. If such quorum should not be present at the Annual Meeting, the Annual Meeting may be adjourned from time to time without notice, other than announcement at the Annual Meeting, until a quorum shall be present.

         Abstentions and broker non-votes (where a nominee holding Common Shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto) will be included in the determination of the number of Common Shares present at the Annual meeting for quorum purposes. However, abstentions and broker non-votes will not be treated as entitled to vote.

         The expense of preparing, printing and mailing proxy materials to the Trust's shareholders will be borne by the Trust. Proxies may also be solicited personally or by telephone by officers and employees of the Trust, none of whom will receive additional compensation therefor. In addition to mailing this material to Trust shareholders, the Trust has asked banks and brokers to forward copies to persons for whom they hold shares of the Trust and to request authority for execution of the Proxies. The Trust will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so.

         The Trust's principal executive offices are located at 6210 N. Beltline Road, Suite 170, Irving, Texas 75063.

                                  PROPOSAL ONE
                           ELECTION OF TRUST MANAGERS

         The number of Trust Managers to be elected at the Annual Meeting is seven. The election of Trust Managers requires the affirmative vote of a majority of the outstanding Common Shares represented in person or by proxy at the Annual Meeting. The term of each person elected as a Trust Manager will continue until his successor is duly elected and qualified. Unless such authority is withheld, it is the intention of the persons named in the enclosed proxy to vote such proxy FOR the election of such seven nominees. All nominees currently serve as Trust Managers of the Trust. Any current Trust Manager not receiving the affirmative vote of a majority of the outstanding Common Shares shall nevertheless remain a Trust Manager unless another proper nominee receives the requisite vote. The following table sets forth the name, age and year of election to the Board of Trust Managers of each person who is a nominee for Trust Manager of the Trust.

                                 NAME                     AGE            TRUST MANAGER SINCE
                          -------------------             ---            -------------------
                          William H. Bricker               66            September 1985
                          T. Patrick Duncan                49            December 1996
                          Robert E. Giles                  50            March 1996
                          Edward B. Kelley                 57            December 1996
                          Stanley J. Kraska, Jr.           38            July 1997
                          Russell C. Platt                 38            July 1997
                          Charles W. Wolcott               45            August 1993


         The following information with respect to the principal occupation or employment, other affiliations and business experience of each nominee during the last five years has been furnished to the Trust by each such nominee:

         William H. Bricker has served as a Trust Manager of the Trust since September 1985. Mr. Bricker has served as President of DS Energy Services Incorporated and has consulted in the energy field and on international trade since 1987. In May 1987, Mr. Bricker retired as the Chairman and Chief Executive Officer of Diamond Shamrock Corporation where he held various management positions from 1969 through May 1987. Mr. Bricker is a director of the LTV Corporation, the Eltech Systems Corporation and the National Paralysis Foundation. He received his Bachelor of Science and Master of Science degrees from Michigan State University.

         T. Patrick Duncan has served as a Trust Manager since December 1996, when he was appointed as an independent Trust Manager at the request of USAA Real Estate Company ("Realco") pursuant to the Share Purchase Agreement between the Trust and Realco dated as of December 13, 1996 (the "Realco Share Purchase Agreement"). Mr. Duncan joined Realco in November 1986 as Chief Financial Officer. With over 24 years of experience, Mr. Duncan serves as Senior Vice President of Real Estate Operations with responsibilities which include the direction of all acquisitions, sales, management and leasing of real estate for USAA-affiliated companies. Mr. Duncan received degrees from the University of Arizona in Accounting and Finance. He is a Certified Public Accountant, Certified Commercial Investment Manager, and holds a Texas Real Estate Broker's License. Mr. Duncan is also a member of the Board of Directors of Meridian Industrial Trust and a member of the Board of Directors of USAA Equity Advisors, Inc.

         Robert E. Giles has served as a Trust Manager since March 1996. Mr. Giles is currently the owner and President of Robert E. Giles Interests, Inc., a real estate consulting and development firm based in Houston, Texas. Mr. Giles also serves as President of Title Network, Ltd., a national title insurance agency. Mr. Giles was a Vice President with the J.E. Roberts Companies, Inc. from 1994 to 1995. From 1990 to 1994, Mr. Giles was President and a Director of National Loan Bank, a publicly-held company created through the merger of Chemical Bank and Texas Commerce Bank. Mr. Giles received his Bachelor of Arts degree from University of Texas - Austin in 1970 and received a Master of Arts degree from University of Texas - Arlington in 1973.

         Edward B. Kelley has served as a Trust Manager since December 1996, when he was appointed as an independent Trust Manager at the request of Realco pursuant to the terms of the Realco Share Purchase Agreement. Mr. Kelley is President of Realco. He joined Realco in April 1989 as Executive Vice President and Chief Operating Officer before assuming his new title in August 1989. Mr. Kelley received his Bachelor of Business Administration degree from St. Mary's University in 1964 and a Masters in Business Administration from Southern Methodist University in 1967, and is a Member of the Appraisal Institute (MAI). Mr. Kelley is a member of the Board of Directors of USAA Equity Advisors, Inc.

         Stanley J. Kraska, Jr. has served as a Trust Manager since July 1997, when he was appointed as an independent Trust Manager at the request of ABKB/LaSalle Securities Limited Partnership ("ABKB") and LaSalle Advisors Capital Management, Inc. ("LaSalle Advisors") pursuant to the terms of the Common Share Purchase Agreements between the Trust and ABKB (as agent for the benefit of a particular client) dated as of July 3, 1997. Mr. Kraska has been employed by ABKB or its affiliates since February 1988. He currently serves as Managing Director, with responsibility for private placement investment. Mr. Kraska graduated from Dartmouth College in 1982 with a Bachelor of Arts degree and received a Master of Business Administration degree from Harvard University in 1986.

         Russell C. Platt has served as a Trust Manager since July 1997, when he was appointed as an independent Trust Manager at the request of Morgan Stanley Asset Management, Inc. ("MSAM") pursuant to the terms of the Common Share Purchase Agreement dated as of June 20, 1997 among the Trust, MS Real Estate Special Situations, Inc.("MSRE") and MSAM (as agent and attorney-in-fact on behalf of certain clients). Mr. Platt joined Morgan Stanley in 1982. He is a Managing Director of the Firm and has primary responsibility for managing the real estate securities investment business for MSAM. MSAM manages approximately $1.3 billion in real estate securities worldwide for institutional and individual investors. He also serves as a member of the Investment Committee of The Morgan Stanley Real Estate Fund, a privately held limited partnership engaged in the acquisition of real estate assets, portfolios and real estate operating companies with gross assets of approximately $4 billion. He graduated from Williams College in 1982 with a Bachelor of Arts in Economics and received a Master of Business Administration from Harvard University in 1986. He is a member of the advisory boards of the National Multi Housing Council, The Wharton Real Estate Center and the MIT Center for Real Estate. He is also a member of The Urban Land Institute, NAREIT and the Pension Real Estate Association.

         Charles W. Wolcott currently serves as Trust Manager, President and Chief Executive Officer. Mr. Wolcott was hired as the President and Chief Executive Officer of the Trust in May 1993 and has served as a Trust Manager since August 1993. Mr. Wolcott was President and Chief Executive Officer for Trammell Crow Asset Services, a real estate asset and portfolio management affiliate of Trammell Crow Company, from 1990 to 1992. He served as Vice President and Chief Financial and Operating Officer of the Trust from 1988 to 1991. From 1988 to 1990, Mr. Wolcott was a partner in Trammell Crow Ventures Operating Partnership. Prior to joining the Trammell Crow Company in 1984, Mr. Wolcott was President of Wolcott Corporation, a firm engaged in the development and management of commercial real estate properties.

Mr. Wolcott graduated from the University of Texas at Austin in 1975 with a Bachelor of Science degree and received a Master of Business Administration degree from Harvard University in 1977.

         The Trust Managers have no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a Trust Manager, and if the Trust Managers designate a substitute nominee, the persons named in the accompanying Proxy will vote for the substitute nominee designated by the Trust Managers, unless a contrary instruction is given in the Proxy. The Trust Managers did not appoint a nominating committee to nominate Trust Managers for election. No family relationship exists among any of the Trust Managers or executive officers of the Trust.

         Pursuant to the terms of the Agreement by and among the Trust, USAA, ABKB, LaSalle Advisors, MSAM and MSRE dated January 29, 1998, the Trust shall nominate for election or re-election as Trust Manager at each annual meeting of shareholders one nominee of MSAM and one nominee of ABKB, as agent and for the benefit of particular clients. The Trust shall have no further obligation to nominate MSAM's and ABKB's nominee, as applicable, at the time MSAM's or ABKB's holdings, as applicable, of the Trust's Common Shares fall below 5% of the Trust's issued and outstanding shares. Upon determining that a party has fallen below the threshold, the Trust may require such party's nominee to immediately resign or to not seek election at the next annual meeting of shareholders. Pursuant to the terms of the Realco Share Purchase Agreement, Realco retains the right to nominate an additional two Trust Managers to the Board of Trust Managers. Pursuant to the terms of the Common Share Purchase Agreement ("Purchase Agreement") dated as of January 29, 1998 between the Trust and Praedium II Industrial Associates LLC ("Praedium"), Praedium obtained full observation rights with respect to the Trust's Board of Trust Managers ("Observation Rights"), including the right to obtain full and timely notice of all meetings of the Board of Trust Managers and of each of its committees, to obtain copies of all written and other materials disseminated to the Board of Trust Managers and to designate a person to attend in person or by telephone all meetings of the Board of Trust Managers or its committees. Praedium's Observation Rights shall terminate upon the earlier of (i) the occurrence of the Trust's annual meeting in 1999, or (ii) such time that Praedium owns less than 50% of the Common Shares acquired pursuant to the terms of the Purchase Agreement.

         Nine regularly or special Trust Manager meetings were held during the fiscal year ended December 31, 1997 (the "1997 Fiscal Year"). Messrs. Kelley, Platt and Bigman attended fewer than 75% of the aggregate of the total number of meetings of the Board of Trust Managers and the total number of meetings held by all Trust Manager committees on which each of them served.

                                   MANAGEMENT

EXECUTIVE OFFICERS

         Set forth below is information regarding the names and ages of the executive officers of the Trust, all positions held with the Trust by each individual, and a description of the business experience of each individual for at least the past five years.

              NAME              AGE                        TITLE
     --------------------       ---        -----------------------------------
     Charles W. Wolcott         45         Trust Manager, President and Chief
                                                    Executive Officer

     Lewis D. Friedland         38              Vice President and Chief
                                                   Investment Officer

     Marc A. Simpson            43         Vice President and Chief Financial
                                            Officer, Secretary and Treasurer

     David B. Warner            39             Vice President-Real Estate
                                                       Operations



         Information regarding the business experience of Mr. Wolcott is provided under "Proposal One -- Election of Trust Managers."

         Lewis D. Friedland currently serves as Vice President and Chief Investment Officer. He was hired as the Vice President and Chief Investment Officer of the Trust in 1997. Prior to joining the Trust, Mr. Friedland was a founding partner of Crimson Partners, an investment firm formed in 1992 that engaged in the acquisition and development of real estate assets. Prior to founding this firm, he was a Division Partner and Managing Director of Trammell Crow Company where he was responsible for that firm's development, leasing, and property management activities in Richmond, Va. Mr. Friedland graduated from the Wharton School of the University of Pennsylvania in 1981 with a Bachelor of Science Degree in Economics and received a Master of Business Administration degree from Harvard University in 1985.

         Marc A. Simpson currently serves as Vice President and Chief Financial Officer, Secretary and Treasurer. Mr. Simpson was hired as the Vice President and Chief Financial Officer, Secretary and Treasurer of the Trust in March 1994. From November 1989 through March 1994, Mr. Simpson was a Manager in the Financial Advisory Services Group of Coopers & Lybrand L.L.P. Prior to that time, he served as Controller of Pacific Realty Corporation, a real estate development company. Mr. Simpson graduated with a Bachelor of Business Administration from Midwestern State University in 1978, and received a Master of Business Administration from Southern Methodist University in 1990.

         David B. Warner currently serves as Vice President-Real Estate Operations. Mr. Warner was hired as Vice President and Chief Operating Officer of the Trust in May 1993. From 1989 through the date he accepted a position with the Trust, Mr. Warner was a Trust Manager of the Equity Investment Group for the Prudential Realty Group. From 1985 to 1989, he served in the Real Estate Banking Group of NCNB Texas National Bank. Mr. Warner graduated from the University of Texas at Austin in 1981 with a degree in finance and received a Master of Business Administration from the same institution in 1984.

COMMITTEES OF THE TRUST MANAGERS

         AUDIT COMMITTEE. The Audit Committee of the Trust Managers met three times during the 1997 Fiscal Year. The Audit Committee reviews and approves the scope and results of any outside audit of the Trust, and the fees therefor, and makes recommendations to the Trust Managers or management concerning auditing and accounting matters and the efficacy of the Trust's internal control systems. The Audit Committee selects the Trust's independent auditors. During the 1997 Fiscal Year, Messrs. Bricker, Kelley and Giles served on the Audit Committee. Current members of the Audit Committee are Messrs. Bricker, Kelley and Giles.

         COMPENSATION COMMITTEE. The Compensation Committee met seven times during the 1997 Fiscal Year. The Compensation Committee recommends to the Board of Trust Managers guidelines for compensation and benefits of the executive officers of the Trust based upon achievement of objectives and other factors. The Compensation Committee is also responsible for acting upon all matters concerning, and exercising such authority as is delegated to it under the provisions of, any benefit, retirement or pension plan. During the 1997 Fiscal Year, Messrs. Bricker, Duncan and Giles served on the Compensation Committee. Current members of the Compensation Committee are Messrs. Bricker, Duncan and Giles.

         INVESTMENT COMMITTEE. The Investment Committee was formed in 1997 and consists of Messrs. Duncan, Giles, Kraska, Platt and Wolcott. The Investment Committee reviews potential real property acquisitions and makes recommendations to the Board of Trust Managers. The Investment Committee met four times during 1997.

ELECTION OF TRUST MANAGERS AND EXECUTIVE OFFICERS

         Trust Managers are elected at each annual meeting of the shareholders of the Trust and remain in office until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. Executive officers serve at the discretion of the Trust Managers.

EXECUTIVE AND TRUST MANAGER COMPENSATION

         The following table summarizes the compensation paid by the Trust to the executive officers of the Trust for the three years ended December 31, 1997:

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee are Messrs. Bricker, Duncan
and Giles.   No executive officer of the Trust served as a member of the
Compensation Committee or as a director of any other entity, one of whose executive officers served on the Compensation Committee or as a Trust Manager of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                                         LONG TERM
                                                       ANNUAL COMPENSATION                              COMPENSATION
                                                       -------------------                              ------------
                                                                                                         SECURITIES
NAME AND                                                                               ALL OTHER         UNDERLYING
PRINCIPAL POSITION                YEAR                SALARY           BONUS         COMPENSATION         OPTIONS
--------------------              ----                ------           -----         ------------       ------------
Charles W. Wolcott                1997              $  202,500      $ 153,750 (1)     $  8,071 (4)         50,000
     President and CEO            1996                 195,000        100,000 (2)        8,039 (5)
                                  1995                 189,000         72,000 (3)        7,040 (6)

Lewis D. Friedland                1997                 102,462         72,000 (1)        5,168 (4)         35,000
     Vice President
     and CIO(7)

Marc A. Simpson                   1997                 117,500         72,000 (1)        8,071 (4)         20,000
     Vice President and           1996                 110,000         55,000 (2)        8,039 (5)
     CFO, Secretary and           1995                 105,000         40,000 (3)        6,838 (6)
     Treasurer

David B. Warner                   1997                 117,500         72,000 (1)        8,071 (4)         20,000
     Vice President               1996                 110,000         55,000 (2)        8,039 (5)
     Real Estate Operations       1995                 100,000         43,000 (3)        6,312 (6)


-------------------
(1)  Represents bonus payments for 1997 paid in January 1998.
(2)  Represents bonus payments for 1996 paid in January 1997.
(3)  Represents bonus payments for 1995 paid in January 1996.
(4) Represents the Trust's contribution to the Retirement and Profit Sharing Plan in January 1998.
(5) Represents the Trust's contribution to the Retirement and Profit Sharing Plan in January 1997.
(6) Represents the Trust's contribution to the Retirement and Profit Sharing Plan in January 1996.
(7)  Hired in May 1997.


     In March 1996, the Trust increased the annual fee paid its non-employee Trust Managers to $40,000 plus $1,000 for each Trust Manager or committee
meeting attended in person.    The Board of Trust Managers voted to reduce
their compensation effective July 1, 1997 to an annual retainer of $25,000 plus $1,000 for each Trust Manager meeting attended in person, $500 for each Trust Manager meeting attended via teleconference, $500 for each committee meeting attended in person and $250 for each committee meeting attended via teleconference. Additionally, the Trust Managers are reimbursed for their expenses incurred in connection with their duties as Trust Managers. Each non-employee Trust Manager has the right to receive his annual retainer in cash
and/or Common Shares.   In addition to the annual fee, Mr. Bricker received
$19,000, Mr. Giles received $19,500, Mr. Kelley received $10,500, Mr. Duncan received $19,500, Mr. Platt received $1,250, Mr. Bigman received $2,750 and Mr. Kraska received $4,500 in 1997 for attendance at Board of Trust Managers and committee meetings.

OPTION GRANTS

     The following table sets forth the share option grants made in the 1997 Fiscal Year to each of the Trust's executive officers. The table also sets forth the potential realizable value that would exist for the options at the end of their ten-year terms, assuming compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Shares. All option exercise prices are based on market price on the grant date.

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                                         POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED ANNUAL
                                                                                         RATES OF SHARE PRICE
                                                                                        APPRECIATION AT END OF
                                                                                               TEN YEAR
                                                  INDIVIDUAL                               OPTION TERMS (1)
                                                  ----------                               ----------------

                           Number of      % of Total
                            Shares          Options
                          Underlying      Granted to     Exercise Price
                            Options      Employees in                     Expiration
         Name             Granted (2)     Fiscal 1997       Per Share        Date          5%           10%
         -----           ------------     -----------      ----------        ----          --           ---
 Charles W. Wolcott         50,000            40%            $15.00         6/30/07    $471,671      $1,195,307

 Lewis D. Friedland         35,000            28%             15.00         6/30/07    330,170          836,715

 Marc A. Simpson            20,000            16%             15.00         6/30/07    188,668          478,123

 David B. Warner            20,000            16%             15.00         6/30/07    188,668          478,123

--------------------
(1) "Potential Realizable Value" is disclosed in response to Securities and Exchange Commission rules, which require such disclosure for illustrative purposes only, and is based on the difference between the potential market value of shares issuable (based upon assumed appreciation rates) upon exercise of such options and the exercise price of such options. The values disclosed are not intended to be, and should not be interpreted as, representations or projections of future value of the Company's shares or of the share price.
(2) Share option grants vest in equal increments on their date of grant and on each of the first four anniversaries of their date of grant.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning the value of the unexercised options as of December 31, 1997 held by the Trust's executive officers. No options were exercised in the 1997 Fiscal Year by any of the executive officers.

           AGGREGATE OPTION EXERCISES IN FISCAL 1997 AND FISCAL 1997
                             YEAR-END OPTION VALUES

                                    NUMBER OF SECURITIES                    VALUE OF UNEXERCISED
                                   UNDERLYING UNEXERCISED                       IN-THE-MONEY
                                     OPTIONS AT 12/31/97                     OPTIONS AT 12/31/97
                                     -------------------                     -------------------

            Name               Exercisable       Unexercisable        Exercisable         Unexercisable
            ----               -----------       -------------        -----------         -------------
 Charles W. Wolcott               10,000             40,000               (a)                  (a)
 Lewis D. Friedland               7,000              28,000               (a)                  (a)
 Marc A. Simpson                  4,000              16,000               (a)                  (a)
 David B. Warner                  4,000              16,000               (a)                  (a)

(a) The Trust's share price at December 31, 1997 was $13.625, which is less than any option exercise price (which are at $15.00 per share). Therefore, the value of unexercised in-the-money options at December 31, 1997 is zero.

EMPLOYMENT AGREEMENTS

     On March 13, 1996, the Trust entered into Bonus and Severance Agreements with each of Messrs. Wolcott, Simpson and Warner. The agreements are effective through March 13, 1999. Effective as of May 12, 1997, the Trust entered into a Bonus and Severance Agreement with Lewis D. Friedland, which is effective through May 12, 2000. These agreements formalized the Trust's policy of providing an annual incentive bonus based upon the achievement of certain objectives established by the Compensation Committee. In addition, the agreements generally provide that if the employee is terminated within one year after a Change in Control (as defined), the employee will be entitled to receive an amount equal to one times the employee's annual base salary, continuation of health and welfare benefits for up to one year and the prorated amount of any annual incentive bonus earned through the date of termination. The Board of Trust Managers is currently contemplating making revisions to these agreements.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     Compensation for the executive officers of the Trust is administered under the direction of the Compensation Committee of the Trust Managers with all recommendations of the Compensation Committee being subject to Board of Trust Managers approval. The following is the Compensation Committee's report, in its role as reviewer of the Trust's pay programs, on 1997 compensation practices for the executive officers of the Trust. The report and the performance graph that appears immediately after such report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any document so filed.

     BASE SALARY. The Compensation Committee recommends base salaries for executive officers by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other real estate investment trusts, to historical levels of salary paid by the Trust, and to recommendations of independent compensation consultants to the Trust. Salary adjustments are based on a periodic evaluation of the performance of the Trust and of each executive officer, and also take into account new responsibilities as well as changes in the competitive marketplace. Mr. Wolcott, who has served as President and Chief Executive Officer of the Trust since the commencement of his employment with the Trust in May 1993, received a base salary of $205,000 for the 1997 Fiscal Year (Mr. Wolcott's base salary for the first quarter of 1997 was $195,000 on an annualized basis). Mr. Warner, who currently serves as the Vice President-Real Estate Operations of the Trust, received a base salary of $120,000 for the 1997 Fiscal Year (Mr. Warner's base salary for the first quarter of 1997 was $110,000 on an annualized basis). Mr. Simpson, who has served as Secretary, Treasurer and Chief Financial Officer of the Trust since March 1994, received a base salary of $120,000 for the 1997 Fiscal Year (Mr. Simpson's base salary for the first quarter of 1997 was $110,000 on an annualized basis). Mr. Friedland, who has served as Vice President and Chief Investment Officer since he joined the Trust in May 1997, received an annualized base salary of $160,000. The Compensation Committee was advised by a compensation consultant from Deloitte & Touche LLP that base compensation levels for the Trust for the 1997 Fiscal Year were below the REIT industry as a whole, which was consistent with the Trust's desire to bring its operating performance up to the standards of the REIT industry and to focus on the incentive portion of compensation during a period of repositioning the Trust's operations.

     PERFORMANCE-BASED BONUS PLAN. Each year, in order to encourage the accomplishment of the short-term goals of the Trust, the Compensation Committee reviews and recommends a performance-based bonus plan for executive officers. During the 1997 Fiscal Year, performance goals were established related to capital committed and share price appreciation, in addition to discretionary amounts. During the 1997 Fiscal Year, executive officers were eligible to receive the following bonus amounts (on base salary) based upon achievement of performance goals:

                                                                                     Other
                                                                                   Executive
                                                                      Wolcott       Officers
                                                                      -------       --------
                            Capital Committed                           45%           36%
                            Stock Price Appreciation                    25%           20%
                            Discretionary                               30%           24%

With respect to the 1997 Fiscal Year, the Compensation Committee recommended, and the Board of Trust Managers approved, a $153,750 bonus for Mr. Wolcott, and a $72,000 bonus for each of Messrs. Warner, Simpson and Friedland.

     OTHER COMPENSATION. Other compensation payable to the executive officers of the Trust includes contributions to the Employee Retirement and Profit Sharing Plan of the Trust and insurance premiums paid by the Trust under the Trust's medical, dental, life and long-term disability plans.


                                  1997 Compensation Committee,

                                  William H. Bricker
                                  Robert E. Giles
                                  T. Patrick Duncan

                               PERFORMANCE GRAPH

     The rules and regulations of the Commission require the presentation of a line graph comparing, over a period of five years, the cumulative total shareholder return to a performance indicator of a broad equity market index and either a nationally recognized industry index or a peer group index constructed by the Trust. The chart below compares the performance of the Common Shares with the performance of the Standard & Poors 500 Index and the NAREIT Equity REIT Index. The comparison assumes $100 was invested on December 31, 1992 in the Common Shares and in each of the foregoing indices and assumes reinvestment of dividends.

                      AMERICAN INDUSTRIAL PROPERTIES REIT
                    FIVE-YEAR CUMULATIVE TOTAL RETURN GRAPH

  MEASUREMENT PERIOD                                      (a)
(FISCAL YEAR COVERED)                    S&P 500       EQUITY REIT            AIP REIT
DEC. 92                                  100.00          100.00            100.00
DEC. 93                                  109.99          119.65            120.41
DEC. 94                                  111.43          123.45             73.59
DEC. 95                                  153.13          142.30            109.05
DEC. 96                                  188.29          192.48            125.30
DEC. 97                                  251.13          231.47            151.75

(a) Total Return Index for Equity Real Estate Investment Trusts
    (per National Association of Real Estate Investment Trusts, Inc.)

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Shares by (i) each Trust Manager, (ii) the Trust's Chief Executive Officer and each executive officer of the Trust, (iii) all Trust Managers and executive officers of the Trust as a group, and (iv) to the Trust's knowledge, by any person owning beneficially more than 5% of the outstanding shares of such class, in each case at April 23, 1998. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all Common Shares shown as beneficially owned by such person.

                                                                             AMOUNT AND NATURE
                                                                               OF BENEFICIAL             PERCENTAGE
                 BENEFICIAL OWNER                                                 OWNERSHIP                OF CLASS
                 ----------------                                          ------------------------        --------
                 William H. Bricker  . . . . . . . . . . . . . . . .                2,400(1)                  *
                 T. Patrick Duncan   . . . . . . . . . . . . . . . .                  600                     *
                 Robert E. Giles . . . . . . . . . . . . . . . . . .                3,583(1)                  *
                 Edward B. Kelley  . . . . . . . . . . . . . . . . .                1,000                     *

                 Stanley J. Kraska, Jr.  . . . . . . . . . . . . . .                2,788(1)                  *
                 Russell C. Platt  . . . . . . . . . . . . . . . . .                2,797(1)                  *
                 Charles W. Wolcott  . . . . . . . . . . . . . . . .               73,800(2)                  *

                 Lewis D. Friedland  . . . . . . . . . . . . . . . .               30,000(3)                  *
                 Marc A. Simpson . . . . . . . . . . . . . . . . . .               17,800(4)                  *
                 David B. Warner . . . . . . . . . . . . . . . . . .               15,200(4)                  *

                 USAA Real Estate Company  . . . . . . . . . . . . .            1,674,087(5)                15.08
                    8000 Robert F. McDermott Freeway
                    IH-10 West, Suite 600
                    San Antonio, Texas  78230-3884
                 Morgan Stanley, Dean Witter, Discover & Co.
                 The Morgan Stanley Real Estate Special Situations
                    Fund I, L.P.
                 The Morgan Stanley Real Estate Special Situations
                    Fund II, L.P.
                 Morgan Stanley Asset Management Inc.  . . . . . . .            1,999,653(6)                18.01
                    1221 Avenue of the Americas
                    New York, New York 10020
                 ABKB/LaSalle Securities Limited Partnership and
                 LaSalle Advisors Capital Management, Inc. . . . . .            1,502,578(7)                13.53
                    100 East Pratt Street
                    Baltimore, MD 21202
                 Praedium II Industrial Associates LLC . . . . . . .              733,945                    6.61
                    11 Madison Avenue
                    New York, New York 10010-3626

                 All Trust Managers and executive officers as a
                 group   (11 persons)  . . . . . . . . . . . . . . .              149,968(1)(2)(3)(4)        1.34

---------------
*    Ownership is less than 1% of outstanding Common Shares.
(1)  Includes vested options to purchase 2,000 Common Shares.
(2)  Includes vested options to purchase 50,000 Common Shares.
(3)  Includes vested options to purchase 27,000 Common Shares.
(4)  Includes vested options to purchase 14,000 Common Shares.
(5) Based upon the Schedule 13D filed jointly by United Services Automobile Association ("USAA"), USAA Capital Corporation ("USAA CC"), Realco, USAA Investors I, Inc. ("USAA I"), USAA Investors II, Inc. ("USAA II"), USAA Properties III, Inc. ("USAA III") and USAA Properties IV, Inc. ("USAA IV") on January 20, 1998, USAA is the sole stockholder of USAA CC; USAA CC is the sole stockholder of Realco; Realco is the sole stockholder of each of USAA I, USAA II, USAA III, and USAA IV. Realco owns directly 1,185,911 Common Shares, USAA I owns directly 96,020 Common Shares, USAA II owns directly 191,563 Common Shares, USAA III owns directly 107, 634 Common Shares, and USAA IV owns directly 92,959 Common Shares. Based upon these relationships, USAA, USAA CC, and Realco have shared voting and dispositive power over 1,674,087 Common Shares; USAA I has shared voting and dispositive power over 96,020 Common Shares; USAA II has shared voting and dispositive power over 191,563 Common Shares; USAA III has shared voting and dispositive power over 107,634 Common Shares; and USAA IV has shared voting and dispositive power over 92,959 Common Shares.
(6) Based upon the Schedule 13D filed jointly by Morgan Stanley, MSAM and Morgan Stanley Real Estate Special Situations Fund II, L.P. on February 12, 1998 (the "MSAM Schedule 13D"), Morgan Stanley has sole voting and dispositive power over 120,231 Common Shares and shared voting and dispositive power over 1,879,422 Common Shares held by the investors for whom MSAM acts as an investment advisor (the "MSAM Purchasers"). Pursuant to separate investment management agreements between MSAM and MSRE, MSAM has been granted voting and dispositive power with respect to the Common Shares held by MSRE. MSAM has shared voting and dispositive power over 1,879,422 Common Shares held by the MSAM Purchasers and the Morgan Stanley Real Estate Special Situations Fund II, L.P. has shared voting and dispositive power over 652,415 of such Common Shares. Pursuant to separate investment management agreements between MSAM and the MSAM Purchasers, MSAM has been granted voting and dispositive power with respect to the Common Shares held by each of the MSAM Purchasers.
(7) Based upon the Schedule 13D filed jointly by ABKB and LaSalle Advisors on February 10, 1998, (i) ABKB has sole voting and dispositive power over 480,213 Common Shares and shared voting and dispositive power with respect to 480,212 Common Shares; and (ii) LaSalle Advisors has shared dispositive power with respect to 542,153 Common Shares.


               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely upon a review of Forms 3, 4 and 5 (and any amendments thereto) furnished to the Trust with respect to the 1997 Fiscal Year or written representations from certain reporting persons that no forms were required, no person failed to disclose on a timely basis, as disclosed in such forms, reports required by Section 16(a) of the Exchange Act.

                                  PROPOSAL TWO
                      RATIFICATION OF INDEPENDENT AUDITORS

     The shareholders are asked to ratify the appointment by the Trust Managers of Ernst & Young LLP as the Trust's independent auditors for the fiscal year ending December 31, 1998. The selection was based upon the recommendation of the Audit Committee.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions from shareholders and to make a statement if they desire.

SHAREHOLDER VOTE

     The affirmative vote of the holders of a majority of the Common Shares present in person or represented by proxy, and entitled to vote at the Annual Meeting is required to adopt this proposal. The Trust Managers have unanimously approved the proposal, subject to shareholder approval. Realco, MSAM, ABKB, LaSalle Advisors, Praedium and management of the Trust have advised the Trust that they intend to vote their collective 5,940,063 Common Shares (53.5% of the outstanding Common Shares) in favor of proposal two. See "Security Ownership of Certain Beneficial Owners and Management."

RECOMMENDATION OF THE TRUST MANAGERS

    THE TRUST MANAGERS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS VOTE FOR PROPOSAL TWO.

                           PROPOSALS BY SHAREHOLDERS

     A proper proposal submitted by a shareholder for presentation at the Trust's Annual Meeting to be held in 1999 and received at the Trust's principal executive office no later than December 29, 1998 will be included in the Proxy Statement and Proxy related to the Annual Meeting to be held in 1999.

                                 OTHER MATTERS

     The Trust Managers are aware of no other matter that will be presented for action at the Annual Meeting. IF SUCH PROPOSALS OR ANY OTHER MATTERS REQUIRING A VOTE OF THE SHAREHOLDERS PROPERLY COMES BEFORE THE ANNUAL MEETING, THE PERSONS AUTHORIZED UNDER THE PROXIES WILL VOTE AND ACT ACCORDING TO THEIR BEST JUDGMENT.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

     The undersigned shareholder of American Industrial Properties REIT does hereby nominate, constitute and appoint Charles W. Wolcott and Marc A. Simpson, or either one of them, as Proxies, each with full power to appoint his substitute, to represent and vote all of the Common Shares of Beneficial Interest of American Industrial Properties REIT held of record by the undersigned at the Annual Meeting of shareholders to be held at 9:00 a.m. Dallas time on May 27, 1998, at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas, 75038, and at any adjournments thereof, as follows:

I. ELECTION OF TRUST MANAGERS

1.   ELECTION OF TRUST MANAGERS
     FOR all nominees listed below                               WITHHOLD AUTHORITY to vote for all
     (except as marked below to the contrary)                    nominees listed below

                [ ]                                                        [ ]

     William H. Bricker, T. Patrick Duncan, Robert E. Giles, Edward B. Kelley,
     Stanley J. Kraska, Jr., Russell C. Platt, Charles W. Wolcott (To withhold authority to vote for any individual nominee, strike a line through that nominee's name above.)
                                                                                                        FOR     AGAINST    ABSTAIN
2.   RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT                            [ ]       [ ]        [ ]
     AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.
                                                                                                        FOR     AGAINST    ABSTAIN
3.   In their discretion, the Proxies are authorized to vote upon such other matters as may             [ ]       [ ]        [ ]
     properly come before the meeting or any adjournments thereof.

-----------------------------------------------------------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE
ABOVE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) AND (2) ABOVE, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSALS.
THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

                                                                      Date:                          , 1998
                                                                            -------------------------

                                                                      --------------------------------------------------------------

                                                                      --------------------------------------------------------------
                                                                      (Signature of Shareholder(s))

                                                                      (Joint owners must sign. Please sign exactly as your name(s)
                                                                      appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer,
                                                                      please give your full title.)

                                                                      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE
                                                                      ENCLOSED ENVELOPE.